EXHIBIT 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

October 14, 2016

Natural Destiny Inc.

Room 902, Unit 1, Pearl Business Building

Jiande City, Zhejiang Province, P.R.C. 311600

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333-211380, as the same may be amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by Natural Destiny Inc., a Nevada corporation (the “Company”), with the U.S. Securities and Exchange Commission. The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 229,775 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the transaction documents entered into between the Company and the Selling Stockholders, including all purchase agreements entered into by and between the Company and the Selling Stockholders; and (iv) written consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and are non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion shall be deemed given only as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein based on any changes in fact, law or otherwise following the effective date of this opinion.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP